UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 22, 2008

COMPUTER SCIENCES CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada	1-4850	95-2043126
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3170 Fairview Park Drive	22042
Falls Church, Virginia	(Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (703) 876-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

On October 22, 2008, CSC borrowed $1.5 billion under a Credit Agreement, dated as of July 12, 2007, among Computer Sciences Corporation, as Borrower, and the Banks named therein, as Lenders, and Citicorp USA, Inc., as Administrative Agent, Barclays Bank PLC, The Bank of Nova Scotia, The Royal Bank of Scotland PLC and Wachovia Bank, National Association, as Co-Syndication Agents, and Citigroup Global Markets Inc., as Arranger (the "Credit Agreement").  The Credit Agreement expires on July 12, 2012 and is described in the company's Annual Report on Form 10-K for the fiscal year ended March 28, 2008.  The Credit Agreement was filed as Exhibit 10.27 to the company's Current Report on Form 8-K, dated September 5, 2007.

The loan bears interest at the Eurodollar Rate plus a Daily Margin as such terms are defined in the Credit Agreement. The loan is due and payable on July 12, 2012.  The primary use of proceeds is to repay maturing commercial paper and term debt.

CSC announced this transaction in a press release dated October 23, 2008, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits.  The following exhibit is filed herewith.

Exhibit No.	Description
99.1	Press release dated October 23, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

COMPUTER SCIENCES CORPORATION

Dated: October 23, 2008	By /s/ Thomas R. Irvin
Thomas R. Irvin
Vice President and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated October 23, 2008